EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capital Realty Investors-IV Limited Partnership (the “Registrant”) on Form 10-K for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CAPITAL REALTY INVESTORS-IV
LIMITED PARTNERSHIP
(Small Business Issuer)

by: C.R.I., Inc.
Managing General Partner

August 10, 2012	by: /s/ William B. Dockser
DATE	William B. Dockser,
Director, Chairman of the Board
and Treasurer
(Principal Executive Officer)

August 10, 2012	by: /s/ H. William Willoughby
DATE	H. William Willoughby,
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer